RAILCAR MANAGEMENT AGREEMENT

THIS RAILCAR MANAGEMENT AGREEMENT (“Agreement”) is made as of May 7, 2009 by and between PRYOR CHEMICAL COMPANY (“Seller”) and KOCH NITROGEN COMPANY, LLC (“Buyer”).

WHEREAS, Seller and Buyer are parties to the Urea Ammonium Nitrate Purchase and Sale Agreement dated May 7, 2009 (the “Purchase and Sale Agreement”);

WHEREAS, in the Purchase and Sale Agreement, the Seller and Buyer agreed that Seller will, with consultation from Buyer, lease a number of railcars considered by the parties to be appropriate for the use of Buyer to facilitate deliveries of urea ammonium nitrate (“Product”) produced at Seller’s chemical plant facility located at Pryor, Oklahoma (“Seller’s Facility”) to Buyer and its customers during the term of this Agreement;

WHEREAS, Seller is the lessee of the railcars more particularly described on the attached Schedules (defined below) (the “Cars” or singularly, a “Car”); and

WHEREAS, Seller desires to provide the Cars to Buyer, and Buyer desires to receive and accept the Cars from Seller, each upon the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and undertakings of the parties hereto, as hereinafter set forth, the parties hereby agree as follows:

1.    Provision and Use of Cars.

(a)    Grant of Exclusive Rights to Cars.  Except as otherwise provided in Section 1(e) below: (i) Seller hereby provides to Buyer, and Buyer hereby receives from Seller, the exclusive right to use the Cars in the manner described in this Section 1 and (ii) Seller will not, and will not authorize or permit any of its officers, directors, employees, affiliates, advisors, agents and representatives to, directly or indirectly, use the Cars without the prior written consent of Buyer, such consent not to be unreasonably withheld.

(b)    Description of Cars.  The Cars provided hereunder shall be insulated, non-coiled, 20,000-gallon tank railcars or other railcars deemed suitable by Buyer and Seller for delivery of Product.

(c)    Use of Cars.  Buyer shall use the Cars primarily for the transportation of Product and any related products.  Buyer may use the Cars for transportation of other liquid fertilizer solutions (e.g., 10-34-0, Ammonium Thiosulfate, etc.); provided that (i) all transportation and cleaning costs related to such other use are timely paid by Buyer and (ii) the goods transported during such other uses are chemically compatible to the Product.

(d)    Number of Cars.   The parties agree to use objective rail performance measures provided by Buyer to assist in determining a mutually agreeable number of Cars.  The Cars are more particularly described on one or more schedules (a “Schedule” or “Schedules”) attached hereto and made a part of the Agreement, which will be executed from time to time to reflect the then current description and number of Cars subject to this Agreement.  The parties will use commercially reasonable efforts to (i) adjust, as necessary, the number of Cars needed by Buyer to facilitate deliveries of Product to Buyer and its customers during the term of the Agreement, and will amend the Schedules if both parties agree that such an adjustment is warranted and (ii) meet either by telephone or in person each quarter to discuss the issues referred to in clause (i) above.

(e)    Excess Cars.  If Buyer reasonably determines the current number of Cars exceeds the number of railcars needed to efficiently facilitate deliveries of Product produced at Seller’s Facility to Buyer and its customers (“Excess Cars”):

(i)           First, if needed by Buyer, Buyer may use the Excess Cars; provided that Buyer reimburse Seller for (a) necessary cleaning costs, (b) necessary maintenance costs incurred by Seller as described in Section 4(a) caused by Buyer’s use of the Excess Cars, and (c) the actual monthly lease costs incurred by Seller for each month the Excess Cars are used by Buyer;

(ii)           Second, if Buyer does not use the Excess Cars, and if needed by Seller, Seller may use the Excess Cars in any manner it deems appropriate and consistent with all contractual and legal obligations of Seller; and

(iii)           Third, if the Excess Cars are not used by Buyer or Seller as described in Section 1(e)(i) or 1(e)(ii) above, if requested by Seller, Buyer will use commercially reasonable efforts to assist Seller in (a) subleasing the Excess Cars on terms reasonably acceptable to Seller whereby Seller will be entitled to all the lease payments pursuant to such subleases or (b) locating storage for such Excess Cars as described in Section 4(d) below.  Notwithstanding the foregoing, Buyer shall have no obligation to sublease the Excess Cars from Seller, incur costs to store the Excess Cars, or incur additional costs related to the Excess Cars other than as specifically described in Section 1(e)(i) above.

(f)    Shortage of Cars.   If Buyer reasonably determines the current number of Cars is insufficient to efficiently facilitate deliveries of Product produced at Seller’s Facility to Buyer and its customers, the Buyer shall:

(i)           if available, as determined by Buyer in its sole discretion, use its own railcars (the “Buyer Cars”) to deliver Product produced at Seller’s Facility to Buyer and its customers; provided that Seller reimburse Buyer for (a) necessary cleaning costs and (b) the actual monthly lease costs incurred by Buyer (which for purposes of this Agreement is $560.00 per month per Car) for each month the Buyer Cars are used by Buyer as described herein; and

(ii)             use commercially reasonable efforts to assist Seller in leasing or subleasing additional railcars on terms reasonably acceptable to Seller whereby Seller will be responsible for all the lease payments and other costs pursuant to such leases or subleases.

(g)    Buyer Cars.   For the avoidance of doubt, the Buyer Cars, if used as described in Section 1(f), will be considered Cars hereunder for purposes of Seller’s obligations under Section 3(a)(ii), Section 4(a) and (b), and Section 7(a).  If any Buyer Car is destroyed or damaged, and such destruction or damage was caused by the negligence or willful misconduct of Seller, its agents, or contractors, then Seller shall remit to Buyer an amount calculated pursuant to Rule 107 of the Interchange Rules (as defined below) (as amended or any successor thereto) within ninety (90) days from the date of the destruction or damage.  Unless otherwise approved in writing by Seller, the Buyer Cars will have substantially the same characteristics as the Cars described in Section 1(a).

(h)    Reconciliation.   Within twenty (20) days after the end of each quarter, Buyer and Seller shall exchange information to reconcile the amounts owed by the parties, if any, pursuant to Section 1(e)(i) and Section 1(f)(i).  The amounts owed pursuant to Section 1(e)(i) and Section 1(f)(i) will be prorated if the use of the Cars by Buyer, or the use of Buyer Cars by Seller, commences on a day other than the first day of a month.  Each quarter, no amount shall be owing by a party under Section 1(e)(i) or Section 1(f)(i), as applicable, unless and until the Reconciled Amount for such quarter exceeds $25,000 in the aggregate, and, in such event, only to the extent of such excess.  The “Reconciled Amount” equals the amount owed by a party pursuant to Section 1(e)(i) or Section 1(f)(i), as applicable, for the quarter, which shall be net of the amount owed by the other party pursuant to Section 1(e)(i) or Section 1(f)(i), as applicable.

The following example illustrates the intentions of the parties as to the computation of the Reconciled Amount:  Assume that in the 3rd quarter of 2010, Seller used fifteen (25) Buyer Cars for 1 full month and the total the monthly lease costs for such cars was $14,000 ($560 per car  x 25 cars x 1 month).  Buyer used ten (10) Excess Cars for 2 full months at a monthly rate of $500 per car, and the total the monthly lease costs for such cars was $10,000 ($500 per car  x 10 cars x 2 months).  Thus, the Reconciled Amount would equal $14,000 – $10,000 = $4,000, and no payment would be made by either party for such quarter since the Reconciled Amount did not exceed $25,000.

2.    Term.

(a)    Commencement and Expiration.  This term of this Agreement shall commence upon the date first written above.  The term of this Agreement shall expire on the date the Purchase and Sale Agreement expires or is terminated.

(b)    Inspection and Delivery.   Within five (5) days after each Car is initially placed at the Seller’s Facility, which is served by the Union Pacific Railroad Company, Seller shall inspect such Car and provide the results of such inspection to Buyer upon Buyer’s request.  No Car shall be accepted by Seller and delivered to Buyer for its use hereunder unless such car is in good working order and repair and in compliance with the Interchange Rules (defined below) and with all other applicable laws, rules, regulations and statutes.  However, the commencement of use of a Car by Buyer shall not be deemed an agreement by Buyer that such Car is compliant with the Interchange Rules and in accordance with all other applicable laws, rules, regulations and statutes nor deemed a waiver of Seller’s obligations under this Agreement to deliver such cars as described in Section 2(b) above. Seller shall use commercially reasonable efforts to deliver the Cars to Buyer on or before the August 1, 2009.

3.    Fees and Expenses for the Cars.

(a)    Seller shall timely pay all of the following with respect to the Cars:

(i)           all rental or lease payments owed on the Cars;

(ii)           all expenses and charges for the movement of each Car to the Seller’s Facility;

(iii)           upon the expiration or termination of this Agreement, all expenses and charges for the movement of each Car to the Seller’s Facility;

(iv)           except as specifically described in Section 1(c) or 1(e)(i), all costs to clean the Cars that are incurred by Buyer;

(v)           all expenses related to the maintenance of the Cars as described in Section 4(a); and

(vi)           all expenses related to the movement of the Cars to/from a repair facility.

(b)    From and after the delivery of the Cars to Buyer as described in 2(b) above, Buyer shall timely pay with respect to the Cars the actual freight rate and other costs and expenses incurred by Buyer (including fuel surcharges and other similar costs, but excluding freight charges to and from a repair facility, which charges shall be paid by Seller) to deliver Product produced at Seller’s Facility to Buyer and its customers as described in the Purchase and Sale Agreement; provided, that the parties acknowledge and agree that such costs will be used in the calculation of Net Sales Price and Annual Bonus as described in the Purchase and Sale Agreement.

(c)    Buyer shall promptly pay to Seller any demurrage on the Cars that Buyer collects from its customers on sales of Product from Seller’s Facility.  Buyer shall use its reasonable judgment, consistent with its demurrage policy, if any, in determining whether to charge for or collect any such demurrage.

4.    Maintenance and Storage.

(a)    Maintenance By Seller.  Seller shall, at its expense, maintain each Car in good working order and repair and in accordance with the standards set by the Interchange Rules and in accordance with all other applicable laws, rules, regulations, and statutes. “Interchange Rules” mean collectively the Field Manual of the AAR Interchange Rules and the Office Manual of the AAR Interchange Rules.

(b)    Maintenance by Buyer.  Notwithstanding anything herein to the contrary, in the event (i) Seller shall fail to perform any maintenance required to be performed under Subsection 4(a) above within thirty (30) days following written notice from any rail carrier, railcar owner(s), or from Buyer specifying such repairs, or (ii) in the case of an emergency, in each case, Buyer may, but shall not be obligated to, make (or cause to be made) any such repairs on behalf of Seller and may charge Seller all costs and expenses incurred by Buyer associated with making such repairs.  Buyer shall, promptly following receipt, furnish Seller with copies of all invoices, bills and other documentation relating to any maintenance, repairs or replacements made by Buyer.  Seller will pay Buyer’s invoice for such costs and expenses via wire transfer in immediately available funds no later than thirty (30) days from the date of Buyer’s invoice to Seller.

(c)    Shopped Cars.  In the event any Car is damaged but not damaged beyond repair, and if the repair of such damage is not Buyer’s responsibility under this Agreement, then Seller or Buyer may request, at its option, (i) such Car be moved to a repair facility for repair or (ii) a rail carrier move such Car to the rail carrier’s repair facility for repair.

(d)    Storage.   Seller agrees to provide, at no cost to Buyer, access to available track within the Seller’s Facility to temporarily hold the returned empty Cars or temporarily store idle Cars.  If storage space at Seller’s Facility is inadequate or not available to store such Cars, Seller shall, at its sole cost and expense, timely procure additional storage space necessary to store such Cars.  If adequate railcar storage space is available at a  Buyer owned production facility, which the availability and duration thereof shall be determined by Buyer in its sole discretion, it will offer such space to Seller to temporarily store the Cars at no cost.

5.    Modifications.  Buyer will not modify or alter the physical structure of any Car unless Seller has previously approved the modification or alteration in writing.  If any equipment or appliance on any Car, is required to be changed or replaced or any additional equipment or appliance is required to be installed on any Car or any Car is required to be modified or altered, in each case, in order to comply with changes to the Interchange Rules or any other applicable law, regulation, requirement or rule (a “Modification”), Buyer may make such Modification at Seller’s sole cost and expense.

6.    Damage or Casualty.

(a)    Casualty Caused by Buyer.  If any Car is destroyed or damaged, and such destruction or damage was caused by the negligence or willful misconduct of Buyer or its customers, then Buyer shall promptly notify Seller in writing and remit to Seller an amount calculated pursuant to Rule 107 of the Interchange Rules (as amended or any successor thereto) within ninety (90) days from the date of the destruction or damage.  Under such circumstances, Seller shall be entitled to all casualty proceeds from the Car, but will net such proceeds from the amount due to Seller under this Section 6(a).  Such Car shall remain subject to the terms of this Agreement, until the date on which Seller has received the payment described above.

(b)    Other Casualty.   If any Car is destroyed or damaged, and such destruction or damage was not caused by the negligence or willful misconduct of Buyer or its customers, then Buyer shall promptly notify Seller in writing and such Car will be removed from the Schedule effective the date such Car was destroyed or damaged. Under such circumstances, Seller shall be entitled to all casualty proceeds from the Car.

7.    Compliance.

(a)    Compliance by Seller.  Seller will be responsible for compliance with all applicable laws and regulations related to the Cars and loading of products, including, without limitation, those related to operations, safety, maintenance, equipment, size and capacity, and pollution prevention.

(b)    Compliance by Buyer.  Buyer agrees that while the Cars are in Buyer’s possession, custody, or control, the Cars shall be used in compliance with all applicable laws and regulations.

(c)    OT-5 Authority.   Buyer will use commercially reasonable efforts to assist Seller in obtaining the required OT-5 authority to put the Cars into rail transportation service on the appropriate railroads according to the rules and procedures governing OT-5 Authority as defined by the Association of American Railroads or other authority having jurisdiction over the Cars.

8.    Default by Buyer.

(a)    Events of Default.  The occurrence of any of the following events shall be an Event of Default by Buyer:

(i)           the nonpayment by Buyer of any sum required herein to be paid by Buyer within thirty (30) days after the date such payment is due;

(ii)           the breach by Buyer of any other term or condition of this Agreement which is not cured within thirty (30) days after written notice from Seller specifying such breach; or

(iii)           a default (after giving effect to any applicable requirement of notice and/or grace) by Buyer under the Purchase and Sale Agreement.

(b)    Seller Remedies.  Upon the occurrence of any Event of Default by Buyer, Seller at its option may exercise any or all of the following rights and remedies and any additional rights and remedies permitted by law or in equity:

(i)           terminate this Agreement and recover damages;

(ii)           without terminating this Agreement, immediately discontinue the rights of Buyer to use the Cars as described herein and require that the Cars be delivered to Seller at the Seller’s Facility; or

(iii)           Set-off against any amount that the Seller owes to Buyer under the Agreement or Purchase and Sale Agreement.

The remedies in this Agreement shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law or in equity.

9.    Default by Seller.

(a)    Events of Default.  The occurrence of any of the following events shall be an Event of Default by Seller:

(i)           the nonpayment by Seller of any sum required herein to be paid by Seller within thirty (30) days after the date such payment is due;

(ii)           the breach by Seller of any term or condition of this Agreement which is not cured within thirty (30) days after written notice from Buyer specifying such breach; or

(iii)           a default (after giving effect to any applicable requirement of notice and/or grace) by Seller under the Purchase and Sale Agreement.

(b)    Buyer Remedies.  Upon the occurrence of any Event of Default by Seller, Buyer at its option may exercise any or all of the following rights and remedies and any additional rights and remedies permitted by law or in equity:

(i)           terminate this Agreement and recover damages;

(ii)           without terminating this Agreement, deliver the Cars to Seller at the Seller’s Facility; or

(iii)           Set-off against any amount that the Buyer owes to Seller under the Agreement or Purchase and Sale Agreement.

The remedies in this Agreement shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law or in equity.

10.    Expiration or Other Termination.  At the termination or expiration of the Agreement, Buyer will facilitate the return of all Cars hereunder to the Seller’s Facility, or to an alternate location as agreed to by Buyer and Seller.  Buyer will use commercially reasonable efforts to return the Cars in such a way that transportation costs related to the return of Cars will be minimized or eliminated.  However, all transportation costs related to the return of the Cars will be paid for by Seller.  Buyer shall return each Car to Seller to the Seller’s Facility or to an alternate location as agreed to by Buyer and Seller (i) free of all damage caused by the negligence or willful misconduct of Buyer or its customers, normal wear and tear excepted and (ii) free of all excess material accumulations or excess deposits from commodities caused by Buyer’s use of the Car.  Seller may inspect any Car that is returned to it within thirty (30) days after such return and Buyer shall be entitled to participate in and witness any such inspection.  Buyer agrees to pay Seller, within thirty (30) days of receipt of an invoice, for all reasonable costs and expenses relating to repairs, replacements and cleaning for which Buyer is responsible but which were performed by Seller.

11.    Taxes.  Seller shall timely pay all property taxes assessed against or levied upon the Cars and shall file all property tax returns, as well as all other taxes, duties or government impositions with respect to the Cars which arise by, through, or under Buyer.  Buyer shall promptly forward to Seller upon receipt of copies of any correspondence, notifications of proposed assessments and tax bills it may receive with respect to such property taxes.

12.    Governing Law / Venue for Disputes.  The validity, performance, construction, and effect and all matters arising out of or relating to the Agreement shall be interpreted in accordance with the laws of the State of New York (U.S.A.), without regard to its conflicts of law rules. Any action or proceeding between Buyer and Seller relating to the Agreement shall be commenced and maintained exclusively in the state or federal courts in the state of Delaware (U.S.A.), and Seller submits itself unconditionally and irrevocably to the personal jurisdiction of such courts. BUYER AND SELLER EACH WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THE AGREEMENT.

13.    Successor and Assigns.  The Agreement binds and inures to the benefit of Buyer and Seller and their respective successors and assigns expressly permitted by the Agreement. Neither party may assign any interest in, nor delegate any obligation under the Agreement, by operation of law or otherwise, without the other party’s prior written consent. Upon any such permitted assignment, however, the assigning party shall not be relieved of any liability under the Agreement.  Any assignment or attempted assignment in contravention of the foregoing shall be null and void, and shall be considered a breach of the Agreement.

14.    Amendment.   Neither party shall claim any amendment, modification, or release of any provisions hereof unless the same is in writing and such writing: (i) specifically refers to the Agreement; (ii) specifically identifies the term amended; and (iii) is signed by duly authorized representatives of Seller and Buyer.  No salesperson is authorized to bind either party.

15.    Confidentiality.  Except as may be agreed to in writing on a case by case basis or as may be necessary to perform its obligations herein, during the term and for a period of one (1) year thereafter, both parties shall maintain in confidence the terms of the Agreement and all information concerning costs and price to be disclosed in connection with the other’s performance under the Agreement.  Such information shall be disclosed to no one other than (i) affiliates, employees and representatives who need to know the same in connection with performance under the Agreement, and who are advised of the confidential nature of such information, or (ii) when disclosure is required by law.  The obligations under Section 15 of each party, as recipient, shall not apply to such information that (a) was or is in the public domain through no fault of such recipient, (b) was rightfully in recipient's possession free of any obligation of confidence, (c) was developed by recipient independently of and without reference to any confidential information communicated to such recipient by discloser, or (d) was communicated by the discloser to an unaffiliated third-party free of any obligation of confidence.

16.    Limitations.  Notwithstanding anything to the contrary in this Agreement or applicable law, in no event will either party be liable to the other party for any lost or prospective profits, indirect, incidental, consequential, special, exemplary or punitive damages, including, without limitation, lost earnings, lost profits or business interruption, under any claim, whether based upon a party's negligence, breach of warranty, strict liability, in tort or any other cause of action.

17.    Independent Contractors.   Buyer and Seller are independent contractors only and are not partners, master/servant, principal/agent or involved herein as parties to any other similar legal relationship with respect to the transactions contemplated under the Agreement or otherwise; and no fiduciary relationship, nor any other relationship imposing vicarious liability shall exist between the parties under the Agreement or otherwise at law.

18.    Notices.  Any notice given under the terms of the Agreement shall be in writing and shall be either delivered by hand; mailed by first class, registered, or certified mail with return receipt requested and postage prepaid; or sent by facsimile transmission; or sent prepaid by overnight courier, to the address specified below or otherwise specified in a notice delivered by a party under this Section 18.

Buyer:	Koch Nitrogen Company, LLC
4111 E. 37th Street North
Wichita, KS 67220
Attention: Steve Nowicki
Fax Number: (316) 828-4084

Seller:	Pryor Chemical Company
16 S. Pennsylvania Ave.
Oklahoma City, Oklahoma 73107
Attention: David R. Goss
Fax Number: (405) 235-5067

With a copy to:

Pryor Chemical Company
16 S. Pennsylvania Ave.
Oklahoma City, Oklahoma 73107
Attention: David M. Shear
Fax Number: (405) 236-1029

Notice shall be deemed received upon delivery personally or by fax on a business day of the recipient with a notice of receipt or within seven (7) days if mailed by registered or certified mail, return receipt requested.

19.    Survivability.   The Agreement, and all covenants, promises, agreements, conditions, warranties, representations and understandings contained in this Agreement shall survive the termination or expiration of the term for purposes of enforcement of rights occurring prior to such termination or expiration.

20.    Counterparts.  This Agreement may be executed in any number of counterparts, and such counterparts together shall constitute one contract.

21.    Set-Off.  Each party reserves the right, at any time, to Set-off against any amount that the other party owes to such party under this Agreement or the Purchase and Sale Agreement.   The party invoking the Set-off shall provide written notice to the other party prior to doing so. "Set-off" means set-off, offset, combination of accounts, netting of dollar amounts of monetary obligations, right of retention or withholding or similar right to which such party is entitled; provided, that it arises under this Agreement and/or the Purchase and Sale Agreement.

22.    Miscellaneous.  The term "days", as used herein, shall mean calendar days, including Saturdays, Sundays, and national holidays.  The term "business days" shall mean days other than Saturdays, Sundays and national holidays.   The term “quarter” means a calendar quarter.  The captions and section headings set forth in the Agreement are for convenience only and shall not be used in defining or construction any of the terms and conditions of the Agreement.  Waiver by either party of any breach of the terms and conditions contained in the Agreement will not be construed as a waiver of any other or continuing breach.  Any right or remedy specified in the Agreement shall be in addition to, and not excusive of, any other right or remedy of under contract, law or equity. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of its other provisions.  The Agreement is solely for the benefit of Buyer and Seller and shall not be deemed to confer upon or give to any third-party any right, claim, cause of action or interest herein.  Nothing in the Agreement shall be construed against either party as the alleged drafter thereof.  No course of dealing, course of performance, or usage of trade shall be considered in the interpretation or enforcement of the Agreement. The Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

KOCH NITROGEN COMPANY, LLC

By:

Title:

PRYOR CHEMICAL COMPANY

By:

Title:

[SIGNATURE PAGE TO RAILCAR MANAGEMENT AGREEMENT]

SCHEDULE NO. ___ TO RAILCAR MANAGEMENT AGREEMENT

Effective this ______ day of _______________, 200_, this Schedule shall become a part of the Railcar Management Agreement between Pryor Chemical Company (“Seller”) and Koch Nitrogen Company, LLC (“Buyer”), dated  May 7, 2009, and the railcars described herein shall be subject to the terms and conditions in said Railcar Management Agreement:

Number of Cars	Type and Description	Approximate Capacity (gallons)	Term